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                                                        EXHIBIT 10 (vii)




                                  BORDEN, INC.

                        EXECUTIVES EXCESS BENEFITS PLAN

                   Amended and Restated as of January 1, 1988





                                             As amended through December 9, 1993






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                                    FOREWORD

Effective as of January l, 1976, Borden, Inc. adopted the Borden, Inc. Executives Excess Benefits Plan (the "Plan") for the benefit of certain of its executives. The Plan has been amended from time to time thereafter.

Effective as of January 1, 1988 the Plan has been further amended, and has been restated as set forth herein.

It is intended that the Plan be an "excess benefits plan" as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974.

The purpose of the Plan is to (a) provide retired participants and their joint annuitants and beneficiaries under the Borden, Inc. Employees Retirement Income Plan ("Borden ERIP") and the Borden, Inc. Retirement Savings Plan ("Borden RSP") with the amount of company-provided benefits that are not provided under the Borden ERIP and/or Borden RSP because such amounts exceed the limitations imposed by Section 415 of the Internal Revenue Code, and (b) effective May 1, 1986 through December 31, 1987, provide for elective salary deferrals by participants in the Borden RSP who are in the Core Management Group and whose tax deferrals under the Borden RSP are limited by reason of limitations imposed by Section 415 of the Internal Revenue Code.

Except to the extent otherwise indicated, and except to the extent otherwise inappropriate, the Borden ERIP and the Borden RSP and the provisions thereof are hereby incorporated by reference.






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                                  SECTION ONE

                                  Definitions
                                  -----------


1.1 Except to the extent otherwise indicated herein, and except to the extent otherwise inappropriate in the context, the definitions contained in Section Al of the Borden ERIP and
                 Section I of the Borden RSP are applicable under the Plan.

1.2 "Accrued ERIP Benefit" means the amount of retirement income payable to or with respect to a participant on termination of employment, or earlier date requiring payment under this Plan, under the Borden ERIP.

1.3 "Accrued Excess Benefit" means the excess, if any, of (i) the retirement income payable to or with respect to a participant under the Borden ERIP which would have been accrued by the participant had the limitation on benefits imposed by Section C9 of the Borden ERIP not been applicable over (ii) the participant's Accrued ERIP Benefit.

1.4 "Board of Directors" means the Board of Directors of the Corporation.

1.5              "Borden ERIP" means the Borden, Inc. Employees Retirement
                 Income Plan.

1.6              "Borden RSP" means the Borden, Inc. Retirement Savings Plan.

1.7 "Core Management Group" means individuals employed by the Corporation or a subsidiary thereof in a key executive or managerial position who are designated as members of the Core Management Group of the Corporation by the Chief Executive Officer.

1.8 "Corporation" means Borden, Inc. and any successor to such corporation by merger, purchase or otherwise.

1.9 "Plan" means the Borden, Inc. Executives Excess Benefits Plan as from time to time in effect.





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                                  SECTION TWO

                                 Participation
                                 -------------


Participation in the Plan shall be limited to:

(a) those participants in the Borden ERIP and their joint annuitants and beneficiaries who, as a result of the limits on benefits that may be paid under the Borden ERIP (Section C9) by reason of Section 415 of the Internal Revenue Code, receive or will receive a lesser amount of retirement income under the Borden ERIP than otherwise would be paid or payable in the absence of such limitations,

(b) those participants and their beneficiaries in the Borden RSP who, as a result of the limits on amounts that may be contributed under the Borden RSP (Section 4.3) by reason of
                 Section 415 of the Internal Revenue Code, receive a smaller matching Employer contribution under the Borden RSP with respect to their actual contributions thereunder than otherwise would be paid or payable in the absence of such limitation, and

(c) those participants in the Borden RSP who are members of the Core Management Group and who made salary deferral elections for calendar years before 1988 for amounts which would have been Tax Deferred Contributions under Section 3.2 of the Borden RSP but for the limitations imposed by Section 4.3 of the Borden RSP by reason of Section 415 of the Internal Revenue Code, and the beneficiaries of such participants.





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                                 SECTION THREE

               Amount of Excess Benefits and Excess Contributions
               --------------------------------------------------


3.1              Excess Benefits
                 ---------------

                 The aggregate amount, if any, of retirement income payable under the Borden ERIP to a participant therein, or to his or her joint annuitant or beneficiary, which is not paid under the Borden ERIP on account of the limitations on benefits imposed by Section C9 of the Borden ERIP, shall be termed an "Excess Benefit" and shall be paid directly to such participant, or to his or her joint annuitant or beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 3.3.

3.2              Excess Contributions
                 --------------------

                 (a)      Excess Company Contributions Account

                          The aggregate amount, if any, of matching Employer contributions which would have been contributed with respect to a participant pursuant to Section 4.1 of the Borden RSP on account of the participant's actual contributions thereto but for the limitation imposed by Section 4.3 of the Borden RSP, together with "deemed earnings" on such contributions, shall be termed Excess Company Contributions and shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 3.3. "Deemed earnings" for Excess Company Contributions shall be earnings at the rate of investment return on Fund A under the Borden RSP. A bookkeeping account ("Excess Company Contributions Account") shall be maintained for each affected participant to record the amount of such Excess Company Contributions.

                 (b)      Excess Salary Deferrals Account

                          The aggregate of the amounts, if any, of salary deferral elected by a participant in the RSP who is a member of the Core Management Group pursuant to a salary reduction agreement or agreements for amounts which would otherwise have been Tax Deferred Contributions on the participant's behalf pursuant to
                          Section 3.2 of the Borden RSP for calendar years before 1988 but for the limitation imposed by Section
                          4.3 of the Borden RSP, together with "deemed earnings" on such amounts, shall be termed Excess Salary Deferrals and shall be paid to the participant or his or her beneficiary, as applicable, from the





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                          general assets of the Corporation in accordance
                          with Section 3.3. "Deemed earnings" for Excess Salary Deferrals shall be earnings at the rate of investment return on Fund A under the Borden RSP. A bookkeeping account ("Excess Salary Deferrals Account") shall be maintained for each affected participant to record the amount of such Excess Salary Deferrals.

                 (c)      Excess Contributions Account

                          The term Excess Contributions Account shall mean the sum of a participant's Excess Company Contributions Account, if any, and that participant's Salary Deferrals Account, if any.

3.3              General Provisions
                 ------------------

                 (a) The Corporation shall make no provision for the funding of any Excess Benefits or Excess Contributions Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Internal Revenue Code of 1986, as amended ("Code"), or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") or
                          (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence and paragraph
                          (c) below, the Corporation, in its sole discretion, may establish a grantor trust described in Treasury Regulations sections 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of the trust shall be required to be used to satisfy the claims of the Corporation's general creditors in the event of the Corporation's bankruptcy or insolvency.

                 (b) In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of Accrued Excess Benefit payments or Excess Contributions Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Corporation, subject to claims of the Corporation's creditors.

                 (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Corporation with respect to such amount. Furthermore:

                          (i)     Subject to the provisions of subsections (e),
                                  (f), (g) and (h)





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                                  below, a person entitled to an Accrued
                                  Excess Benefit shall have a claim upon the Corporation only to the extent of the monthly payments thereof, if any, due up to and including the then current month and shall not have a claim against the Corporation for any subsequent monthly payment unless and until such payment shall become due and payable; and

                          (ii)    Subject to the provisions of subsections (e),
                                  (f) and (h) below, a person entitled to
                                  Excess Contributions shall have a claim upon the Corporation only to the extent of the Excess Contributions Account, and the amount of such Account shall be paid to the participant or beneficiary in the same manner as the distribution of the participant's accounts under the Borden RSP.

                 (d) In the event that the Borden ERIP shall be terminated in accordance with Section C6 thereof, Accrued Excess Benefits shall continue to be paid directly by the Corporation but only to the same extent and for the same duration as that part of the payee's benefit from the Pension Fund of the Borden ERIP, which is directly related to such Accrued Excess Benefit, is continued to be provided by the assets of the Pension Fund of the Borden ERIP; but such continued payment of Accrued Excess Benefit shall still be subject to the conditions specified in subsections (a), (b) and
                          (c) above.

                          In the event that the Borden RSP shall be terminated in accordance with Section 13 thereof, Excess Contributions Accounts shall be paid directly by the Corporation in the same manner as the distribution of the participant's accounts under the Borden RSP.

                 (e) Notwithstanding any other provision hereof, there shall become immediately due and payable to or with respect to a participant a lump sum equal to the Excess Contributions Account plus the present actuarial value (determined as hereinafter provided) of the participant's Accrued Excess Benefit if: (i) the Corporation refuses to make any payments due hereunder to any participant, unless refusal to make payment to a particular participant is based on facts and circumstances with respect to such participant which reasonably justifies such refusal, based on the participant engaging in conduct harmful to the interest of the Corporation; (ii) the Corporation makes a general assignment for the benefit of creditors; (iii) any proceedings under the Bankruptcy Act are instituted by the Corporation, or if instituted against the Corporation, is consented to or acquiesced in by it or remains undismissed for 60 days; or (iv) a receiver or trustee in





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                          bankruptcy is appointed for the Corporation.
                          In addition, in the event of any such proceeding by or against the Corporation under the Bankruptcy Act, or any such assignment, a participant or his or her joint annuitant or beneficiary shall be entitled to prove a claim for any unpaid portion of the benefit provided hereunder and, if the claim is not discharged in full in any such proceeding, or assignment, it will survive any discharge of the Corporation under any such proceeding or assignment. The present actuarial value of the Accrued Supplemental Benefit shall be calculated on the basis of the 1976-80 Basic GAM Mortality Table and an interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S Treasury issue as reported as of the business day on which the valuation is performed as published in the Midwest edition of the Wall Street Journal. If the valuation is not performed on a business day, the immediately preceding business day report shall be used for the purposes of determining the interest rate to be used in the valuation.

                 (f) In the event of the application of subsection (e) above, the affected participants (or, in the case of deceased participants, their joint annuitants and beneficiaries) (the "Claimants") shall appoint a single representative to pursue their respective claims against the Corporation. Such representative shall be a person or entity selected by, or agreed upon, by Claimants with unpaid benefits under the Plan equal to more than fifty percent (50%) of the total amount of unpaid benefits under the Plan.

                 (g) A participant's Accrued Excess Benefit shall be paid to the participant in the same form and at the same time as the participant's Accrued ERIP Benefit.

                 (h) The participant's beneficiary or joint annuitant under this Plan with respect to his or her Accrued Excess Benefit shall be the person who is entitled to benefit payments under the Borden ERIP on account of the death of the participant.

                          The participant's beneficiary under this Plan with respect to his or her Excess Contributions Account shall be the person who is entitled to benefit payments under the Borden RSP on account of the death of the participant.

                 (i) A participant's benefit in the Plan shall be vested to the same extent that his or her corresponding benefit under the Borden ERIP or Borden RSP is vested. The minimum benefit under the Plan shall equal the value of the vested accrued benefit as of December 31, 1993.





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                                  SECTION FOUR

                                 Administration
                                 --------------


4.1              Plan Administrator
                 ------------------

                 The Corporation shall be the "administrator" of the Plan within the meaning of ERISA.

4.2              Pension Committee
                 -----------------

                 Subject to the provisions of Section 4.1, the Pension Committee of the Board of Directors shall be vested with the general administration of the Plan. The Pension Committee shall have the exclusive right to interpret the Plan. The decisions, actions and records of the Pension Committee shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

                 The Pension Committee may delegate to such officers, employees or departments of the Corporation such authority, duties, and responsibilities of the Pension Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.





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                                  SECTION FIVE

                           Amendment and Termination
                           -------------------------


5.1              Amendment of the Plan
                 ---------------------

                 Subject to the provisions of Section 5.3, the Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors.

5.2              Termination of the Plan
                 -----------------------

                 Subject to the provisions of Section 5.3, the Plan may be terminated at any time by the Board of Directors.

5.3              No Impairment of benefits
                 -------------------------

                 Notwithstanding the provisions of Sections 5.1 and 5.2, no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder.





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                                  BORDEN, INC.

                       SPECIAL RETIREMENT WINDOW PROGRAM


The Borden, Inc. Special Retirement Window Program (SRWP) is a non-qualified plan that has been designed and adopted to provide special benefits for certain employees who have elected to retire under the Borden, Inc. Employees Retirement Income Plan (ERIP) as of November 1, 1985. Such special benefits and those employees to whom they will be paid are as specified on the schedule and copies of employee communications attached hereto.

The SRWP is designed to operate in conjunction with the ERIP and, in connection with the adoption of the SRWP, the ERIP was amended to provide special provisions applicable to those employees who elected to retire under the SRWP.

3.3              General Provisions
                 ------------------

                 (a) The Corporation shall make no provision for the funding of any Excess Benefits or Excess Contributions Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Internal Revenue Code of 1986, as amended ("Code"), or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") or
                          (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence and paragraph
                          (c) below, the Corporation, in its sole discretion, may establish a grantor trust described in Treasury Regulations sections 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of the trust shall be required to be used to satisfy the claims of the Corporation's general creditors in the event of the Corporation's bankruptcy or insolvency.

                 (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Corporation with respect to such amount. Furthermore:

                          (i)     Subject to the provisions of subsections (e),
                                  (f), (g) and (h) below, a person entitled to an Accrued Excess Benefit shall have a claim upon the Corporation only to the extent of the monthly payments thereof, if any, due up to and including the then current month and shall not have a claim against the Corporation for any subsequent monthly payment unless and





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                                  until such payment shall become due and
                                  payable; and

                          (ii)    Subject to the provisions of subsections (e),
                                  (f) and (h) below, a person entitled to
                                  Excess Contributions shall have a claim upon the Corporation only to the extent of the Excess Contributions Account, and the amount of such Account shall be paid to the participant or beneficiary in the same manner as the distribution of the participant's accounts under the Borden RSP.





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                                   Schedule 1


                          WHEREAS, Richard Walrack was employed in the
Corporate Group as a result of the acquisition of the Meadow Gold Dairies from the Beatrice Companies on December 16, 1986; and

                          WHEREAS, Mr. Walrack also had a continuing employment
consulting agreement with the Beatrice Company dated June 26, 1984, which continued from December 16, 1986 through August 31, 1989; and

                          WHEREAS, Mr. Walrack also had another employment
agreement dated December 3, 1985 with Beatrice U.S. Foods (Foods) which guaranteed that his re-employment in the Dairy Unit of Foods would not affect his status under the 1984 agreement; and

                          WHEREAS, Beatrice, in connection with the acquisition
of Meadow Gold Dairies, did not disclose to Borden the existence of either of the above described agreements and transferred to the Company's pension plan an amount woefully inadequate to fund Mr. Walrack's pension; and

                          WHEREAS, Mr. Walrack has asserted through legal
action pension rights from Beatrice:

                          NOW, THEREFORE, Mr. Richard Walrack is excluded as a
Participant of this Plan for any and all purposes.





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